Exhibit 10.11
SECURITY AGREEMENT

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

THAT COIL TUBING TECHNOLOGY, INC., a Nevada corporation, whose address of principal place of business is 19511 Wied Road, Suite E, Spring, Texas 77388 (hereinafter called “Debtor”), hereby grants to CHARLES WAYNE TYNON, an individual, whose address is 7205 Ellsworth Road, Fort Smith, Arkansas, 72903 (hereinafter called “Secured Party”), a security interest in the following described personal property (hereinafter called “Collateral”), to-wit:

1.	All machinery and equipment, owned or hereafter acquired;

2.
All inventory owned and all proceeds and products thereof in any form derived therefrom.  By way of illustration and not by way of limitation, the term “inventory” shall be deemed to include within its meanings any and all of Debtor’s goods, merchandise, and other personal property of the Debtor, held for sale or lease or to be furnished under contracts of service, wherever located or in transit, together with all attachments, accessories, replacements, substitutions, additions, and improvements to any of the foregoing, whether now owned or hereafter acquired;

3.	All rights under any contracts, chose in actions or causes of action owned or hereafter acquired and all proceeds and products thereof in any form derived therefrom; and

4.	All documents and documents of title, receipts, and the like, evidencing title to the inventory and contract rights, chose in actions or causes of action described in the previous two (2) paragraphs.

These personal properties will be referred to herein as “Collateral” and are of the following classifications:

MACHINERY & EQUIPMENT, INVENTORY AND GENERAL INTANGIBLES

This security interest is created to secure the payment by Debtor of that certain Line of Credit Promissory Note of even date herewith (and to secure the renewals, modifications, and extensions of such Line of Credit Promissory Note), in the total principal amount of $250,000.00 (“Promissory Note”), at the rate of interest and on the terms and conditions more fully set forth therein.

Debtor warrants, covenants, represents and agrees as follows:

(1)           That Debtor is the full owner of said Collateral and has authority to grant this security interest hereon free from any setoff, claim, restriction, security interest, or encumbrance except liens for taxes not yet due; that no Financing Statement is on file covering the Collateral or its proceeds; and except for the security interest granted hereby, there is no lien or encumbrances in or on the Collateral, unless otherwise expressly stated herein; that Debtor will not pledge or assign any interest in the Collateral described herein, or place or allow any security interest or other lien to be placed against said Collateral, without the written consent of Secured Party.

(2)           That none of the Collateral is an accession to any goods, is commingled with other goods, is or will become an accession or part of a product or mass with other goods, or is or will become covered by a document except as provided in this Security Agreement.

(3)           That Collateral is located solely at Debtor’s principal place of business.

(4)           That Debtor is a corporation, duly organized in the State of Nevada and registered to do business in Texas and that Debtor’s name, as shown in its organizational documents, as amended, is exactly as set forth above.

(5)           That Debtor’s federal tax identification number is 76-0574262.

(6)           That all information about Debtor’s financial condition is or will be accurate when provided to Secured Party.

(7)           That none of the Collateral is affixed to real estate.

(8)           That the indebtedness as evidenced by the above referenced Promissory Note was not incurred, was not acquired, and will not be held primarily for personal, family, or household purposes.

(9)           That Debtor’s records concerning the Collateral are located at its principal place of business.

(10)         That Debtor’s principal place of business is the address shown at the beginning hereof.

(11)         Except as is contemplated in the Share distribution as described in the Registration Statement filed by Coil Tubing Holdings on February 13, 2009 (including any amendments thereto), that the Collateral will not be sold, transferred, rented, leased, pledged, made subject to a security agreement, or removed from its present location above named, other than in the ordinary course of business, as provided below, without the written consent of Secured Party and that the Collateral will not be misused or abused, wasted or allowed to deteriorate, except for ordinary wear and tear from its intended use.  The Collateral shall remain in Secured Party’s possession or control at all times until the indebtedness, as set forth in the Promissory Note has either been paid in full or Secured Party has been released from all further obligation under its guaranties of the same.

(12)         That the Collateral will be used primarily for the respective classifications of use above stated, and for no other use without the written consent of Secured Party.

(13)         That Debtor will sign and execute, upon request of Secured Party, any financing statement or other document or procure any document, and pay all connected costs, necessary to protect the security interest granted hereby against the rights or interests of third persons.

(14)         That Debtor will protect the title and possession of the Collateral and will pay promptly, when due and before becoming delinquent, all taxes and assessments now existing or hereafter levied or assessed against such said Collateral or any part thereof, and will keep said Collateral insured, if insurable and if insurance is available from a reputable insurance company, to the extent of the original amount of the indebtedness hereby secured or to the full insurable value of the said Collateral, whichever is the lesser, against loss or damage by fire, windstorm and theft and any other hazard or hazards as may be reasonably required from time to time by Secured Party, in such form and with such insurance company or companies as may be approved by Secured Party and will deliver to Secured Party the policies of such insurance, having attached thereto such mortgage indemnity clause as Secured Party shall direct, and will deliver renewals of such policies to Secured Party at least ten (10) days before any such insurance policies expire; any sums which may become due under such policy, or policies, may be applied to Debtor’s option, to reduce said indebtedness, whether due or not, or Debtor may use said sums to repair or replace all Collateral damaged or destroyed and covered by such insurance, under the supervision of the Secured Party.  Debtor appoints Secured Party as attorney-in-fact to collect any returned unearned premiums and proceeds of any insurance on the Collateral and to endorse and deliver to Secured Party any payment from such insurance made payable to Debtor. Debtor’s appointment of Secured Party as Debtor’s agent is coupled with an interest.

(15)           That Debtor will keep the Collateral in good condition and free from liens and other security interest and will allow Secured Party to examine and inspect the Collateral at any reasonable time, wherever located.

(16)           That in the event Debtor shall fail to keep said Collateral in good repair and condition, or to pay promptly when due all taxes and assessments, as aforesaid, or to preserve the prior security interest hereby granted in said Collateral, or to keep said Collateral insured, as aforesaid, or to deliver the policy or policies of insurance or the renewal thereof to Secured Party as aforesaid, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such taxes and assessments, remove any prior liens or security interest and prosecute or defend any suits in relation to the prior security interest of this agreement in said Collateral, or insure and keep insured said Collateral in an amount not to exceed that above stipulated; that any sum which may be so paid out by Secured Party and all sums paid for insurance premiums, as aforesaid, including the costs, expenses and attorney’s fees paid in any suit affecting said Collateral when necessary to protect the security interest hereof shall bear interest from dates of such payment at the highest interest rate as allowed under applicable laws and shall be paid by Debtor to Secured Party upon demand, at the same place at which the above described indebtedness is payable and shall be a part of the indebtedness hereby secured and recoverable as such in all respects.

(17)           That Debtor shall notify Secured Party immediately of any event of default and of any material change (a) in the Collateral, (b) in Debtor’s address of principal place of business, (c) in the location of any Collateral, (d) in any other representation or warranty in this Security Agreement, and (e) that may affect this security interest, and of any change (f) in Debtor’s name and (g) of any location set forth above to another state.

(18)           That Debtor shall maintain accurate records of the Collateral at the address set forth above, furnish Secured Party any requested information related to the Collateral, and permit Secured Party to inspect and copy all records relating to the Collateral.

(19)           Except as is contemplated in the Share distribution as described in the Registration Statement filed by Coil Tubing Holdings on February 13, 2009 (including any amendments thereto), that Debtor shall not sell, transfer, or encumber any of the Collateral, except in the ordinary course of Debtor’s business.

(20)           That except as permitted in this Security Agreement, Debtor shall not permit the Collateral to be affixed to any real estate, to become an accession to any goods, to be commingled with other goods, to become a fixture, accession, or part of a product or mass with other goods, or to be covered by a document, except a document in the possession of Secured Party.

(21)           That Debtor shall not change its name or jurisdiction of organization, merge or consolidate with any person, or convert to a different entity without notifying Secured Party in advance and taking action to continue the Secured Party’s perfected status of the security interest in the Collateral.

(22)           That Debtor shall not deliver any item of inventory to a buyer before the buyer delivers to Debtor a check, another item, money, an instrument, or chattel paper in full payment therefor or commingle any check, item, money, or other cash proceeds from the sale or lease of an item of inventory with any of Debtor’s other funds or property, other than in the ordinary course of business.

Debtor shall be in default under this Security Agreement upon the happening of any of the following events or conditions (herein called an “Event of Default”):

(1)             Debtor’s failure to pay when due, or upon demand, the indebtedness hereby secured, or any installment thereof, principal or interest;

(2)            Debtor’s default in the punctual payment and/or performance of any of the obligations, covenants, terms or provisions contained herein or in the indebtedness hereby secured or in any other agreements securing payment of the indebtedness hereby secured;

(3)             If any warranty, covenant or representation made herein by Debtor proves to have been false in any material respect when so made;

(4)             Debtor’s dissolution, termination of existence, insolvency or business failure, or the making by Debtor of an assignment for the benefit of creditors or the commission of an act of bankruptcy arrangement or other debtor relief laws of the United States (which is not stayed within sixty (60) days), or the taking over of the Collateral or any part thereof by a receiver for Debtor or the placing of same in the custody of any court or an officer or appointee thereof (which is not stayed within sixty (60) days); or

(5)            Any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral of like kind and quality or restored to its former condition.

Upon the occurrence of an Event of Default, and at any time thereafter, Secured Party may elect to declare the entire indebtedness hereby secured immediately due and payable without notice to Debtor.  Debtor hereby especially waives notice, notice of intent to accelerate, notice of acceleration, demand, and presentment, to declare the entire indebtedness hereby secured immediately due and payable for non-payment of the said indebtedness when due.

In the event of default in the payment of said indebtedness when due or declared due, the Secured Party will have all the rights and remedies granted by law and particularly by the Texas Uniform Commercial Code, including but not limited to the right to take possession of the Collateral and the right to reduce its claim to judgment, to sell, lease or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing.  In taking possession of the Collateral, the Secured Party may enter upon any premises on which the Collateral is situated and remove it therefrom, and may proceed without judicial process if this can be done without breach of the peace or may proceed by action.

The Secured Party may require the Debtor to assemble the Collateral or any part thereof and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties.  Without removal the Secured Party may render the equipment unusable and may dispose of the Collateral on the Debtor’s premises.

The sale, lease or other disposition of the Collateral may be by public or private proceedings and may be made by way of one or more contracts, as a unit or in parcels, at any time and place and any terms, provided that every aspect o the disposition including the method, time, place and terms are commercially reasonable.  The fact that a better price could have been obtained by sale or other disposition at a different time or in a different method from that selected by the Secured Party is not of itself sufficient to establish that the sale disposition was not made in a commercially reasonable manner.  If the Secured Party either sells or disposes of the Collateral, as hereinafter stated, or in the usual manner in any recognized market therefor, or if it has otherwise sold or disposed thereof in conformity with reasonable commercial practices among dealers in the type of Collateral covered by this agreement, it has sold in a commercially reasonable manner.  A disposition which has been approved in any judicial proceeding or by any bona fide creditors’ committee or representative of creditors shall conclusively be deemed to be commercially reasonable.  It is specifically agreed between the parties that it would be a commercially reasonable manner if Secured Party elected to sell the Collateral or any part thereof (without exhausting the power to sell the remainder or any part thereof at Public Sale as herein provided or at Public or Private Sale as provided in the Uniform Commercial Code of Texas), at Public Sale to the highest bidder for cash at the courthouse door of the county herein above stated where the Collateral is now located, after having first given notice of the time, place and terms of the Public Sale by posting a written or printed notice (which notice shall also show the location of the Collateral to be sold), of said sale at the courthouse door of said county, at least twenty (20) days before the date of sale and after sending reasonable notice to the Debtor and to such other person or persons legally entitled thereto under the Uniform Commercial Code of Texas, of the time and place of the public Sale; the Collateral to be sold may be sold as an entirety or in such parcels as the Secured Party may elect and it shall not be necessary for the Secured Party to have actual possession of the Collateral or to have it present when the sale is made, but full and perfect title shall pass wheresoever said Collateral may then be, and the Secured Party thus selling said Collateral shall deliver to the purchaser thereof a Bill of Sale or Transfer therefor, binding Debtor to warrant and forever defend the title to such Collateral, and out of the proceeds of the sale pay the reasonable expenses so incurred by Secured Party and the balance remaining shall thereupon be applied toward the payment of the amount then owing on the indebtedness hereby secured including principal and attorney’s fees as provided in said note and herein, rendering the balance, if any, and surplus, if any, to the person or persons legally entitled thereto under the Uniform Commercial Code of Texas, but if there be any deficiency, Debtor will remain liable therefor.  Secured Party shall have the right to purchase at such Public Sale, being the highest bidder.  The recitals in the Bill of Sale or Transfer to the purchaser at such sale shall be prima facie evidence of the truth of the matters therein stated and all prerequisites to said sale required hereunder and under the Uniform Commercial Code of Texas shall be presumed to have been performed.  The Secured Party shall send Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made.  The requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Debtor at the address designated at the beginning of this agreement at least twenty (20) days before the time of the sale or disposition.  The Secured Party may buy at any public sale.  The proceeds of any sale, lease or other disposition shall be applied first to the payment of the reasonable expenses of retaking, holding, preparing for sale, selling and the like, and reasonable attorney’s fees and legal expenses incurred by the Secured Party, and then to the satisfaction of the unpaid balance of the purchase price with interest.  Debtor will remain liable for any deficiency remaining after the sale, lease or other disposition, and Secured Party will account to the Debtor for any surplus.

The Secured Party may, after default, propose to retain the Collateral in satisfaction of the Debtor’s indebtedness hereunder, and in such case, notice of the proposal shall be sent to the Debtor.  If the Debtor objects in writing within thirty (30) days from the receipt of the notification, the Secured Party must dispose of the Collateral as outlined above.  In the absence of such written objection the Secured Party may retain the Collateral in full and complete satisfaction of the Debtor’s indebtedness.  At any time before the Secured Party has disposed of the Collateral, or entered into a contract for its disposition or before the indebtedness has been discharged by Secured Party’s retention of the Collateral, the Debtor may, unless otherwise agreed in writing after default, redeem the Collateral by tendering fulfillment of all indebtedness secured by the Collateral as well as the expenses reasonably incurred by the Secured Party in retaking, holding, and preparing the Collateral for disposition, in arranging for the sale, lease or other disposition, and reasonably attorney’s fees and legal expenses.

This Security Agreement and the security interest in the Collateral created herein will terminate when all indebtedness secured hereby have been paid in full.

Secured Party may remedy any default, without waiving same, or may waive any default without waiving any prior or subsequent default.

The security interest therein granted shall not be affected by nor affect any other security taken for the indebtedness hereby secured, or any part thereof; and any extensions may be made of the indebtedness and this security interest and any releases may be executed of the Collateral, or any part thereof, herein conveyed without affecting the priority of this security interest or the validity thereof without the reference to any third person, and the holder of said indebtedness shall not be limited to any election of remedies if it chooses to foreclose this security interest by suit.  The right to sell under the terms hereof shall also exist cumulative with said suit; and one method so resorted to shall not bar the other, but both may be exercised at the same or different time, nor shall one be a defense of the other.

Secured Party’s delay in exercising, partial exercise of, or failure to exercise any of its remedies or rights does not waive Secured Party’s rights to subsequently exercise those remedies or rights.  Secured Party’s waiver of any default does not waive any other default by Debtor.  Secured Party’s waiver of any right in this Security Agreement or of any default is binding only if it is in writing.  Secured Party may remedy any default without waiving it.

Secured Party has no obligation to clean or otherwise prepare the Collateral for sale.

If Secured Party must comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

If Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser and received by Secured Party for application to the indebtedness of the purchaser.  If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor will be credited with the proceeds of the sale.

If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Debtor’s indebtedness.

Secured Party has no obligation to marshal any assets in favor of Debtor or against or in payment of the Note, or any other obligation owed to Secured Party by Debtor or any other person.

If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified by this Security Agreement and by law will be presumed satisfied.

This Security Agreement binds, benefits, and may be enforced by the successors in interest of Secured Party and will bind all persons who become bound as debtors to this agreement.  Assignment of any part of the indebtedness and Secured Party’s delivery of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral.  If such an assignment is made, Debtor will render performance under this Security Agreement to the assignee.  Debtor waives and will not assert against any assignee any claims, defenses, or setoffs that Debtor could assert against Secured Party except defenses that cannot be waived.  All representations, warranties, and obligations are joint and several as to each Debtor.

Interest on the indebtedness secured by this agreement will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law.  Any interest in excess of that maximum amount will be credited on the principal of the indebtedness or, if that has been paid, refunded.  On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the indebtedness or, if the principal of the indebtedness has been paid, refunded.  This provision overrides any conflicting provisions in this and all other instruments concerning the indebtedness

The pronouns used in this agreement are in the neuter gender but shall be construed as feminine or masculine as occasion may require.  “Secured Party” and “Debtor” as used in this Agreement include and shall bind and inure to the benefit of the respective heirs, executors or administrators, successors, representatives, receivers, trustees, or assigns of such parties.

The law governing this secured transaction shall be the Uniform Commercial Code of Texas and other applicable laws of the State of Nevada.  If any provisions of this Security Agreement conflicts with any mandatory provision of Uniform Commercial Code of Texas or any other applicable laws, such mandatory provision of Uniform Commercial Code of Texas or the applicable laws shall prevail, and this Security Agreement shall automatically be construed as amended to comply with such laws.  All terms used herein which are defined in the Uniform Commercial Code of Texas shall have the same meaning herein as in said Code.  The unenforceability of any provision of this Security Agreement will not affect the enforceability or validity of any other provision

EXECUTED effective this the 28th day of May, 2009.

DEBTOR:

COIL TUBING TECHNOLOGY, INC., a Nevada corporation,

By: /s/ Jerry Swinford
Name: Jerry Swinford
Title: President

SECURED PARTY:
/s/ Charles Wayne Tynon
CHARLES WAYNE TYNON, an individual,